                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to Section (S)204.14a-11(c) or
     (S)240.14a-12
                           BADGER PAPER MILLS, INC.
               (Name of Registrant as Specified in Its Charter)
                           BADGER PAPER MILLS, INC.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.
[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
     (4) Proposed maximum aggregate value of transaction:
     (5) Total fee paid:

[_]  Check box if fee paid with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

                           BADGER PAPER MILLS, INC.


                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD OCTOBER __, 1995



To Our Stockholders:

NOTICE IS HEREBY GIVEN that a Special Meeting of the stockholders of Badger Paper Mills, Inc. (the "Company") will be held at the Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, on Tuesday, the 24th day of October, 1995, at 10 a.m. (Central Daylight Time), for the purpose of:

1. Considering and taking action upon a shareholder proposal to prospectively restore full voting power to shares of Badger Common Stock proposed to be acquired by James W. Azzar, Bomarko, Inc. and/or Extrusions Division, Inc.

2. Considering and transacting any other business which may properly come before such meeting or any adjournment thereof.

Stockholders of record at the close of business on September 15, 1995, are entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof.

Your attendance at the Special Meeting is encouraged. In any event, prompt execution and return of your proxy will assure your representation at the meeting, and minimize the cost of proxy solicitation. Your proxy may be revoked at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken.

THE MATTER TO BE CONSIDERED AT THE SPECIAL MEETING IS VERY IMPORTANT, AND THE BOARD URGES YOU TO PROMPTLY SIGN AND RETURN YOUR PROXY, WHETHER OR NOT YOU INTEND TO ATTEND. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE AGAINST PROPOSAL NO. 1.

PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THE PROXY IN THE ENCLOSED, PRESTAMPED ENVELOPE.

                                    BY ORDER OF THE
                                    BOARD OF DIRECTORS


                                    Miles L. Kresl, Jr.
                                    Corporate Secretary

____________ __, 1995

                                PROXY STATEMENT
                           BADGER PAPER MILLS, INC.
                             200 WEST FRONT STREET
                           PESHTIGO, WISCONSIN 54157


                    SOLICITATION AND REVOCATION OF PROXIES

     The enclosed proxy is being solicited by and on behalf of the Board of Directors of Badger Paper Mills, Inc. (the "Company") for use at the Special Meeting of Stockholders to be held on Tuesday, October 24, 1995, at the Riverfront Inn, 1821 Riverside Avenue, Marinette, Wisconsin, or at any adjournment thereof for the purpose set forth in the foregoing Notice of Special Meeting of Stockholders.

     This solicitation is required to be made by the Company under Wisconsin law, as a result of receiving from a shareholder the resolution and notice described and set forth below. For the reasons explained below, the Board of Directors unanimously recommends a vote AGAINST the proposal.

     As required by Wisconsin law, the Company will bear the cost of solicitation of proxies hereby. In addition to the solicitation of proxies by mail, the Company will request brokers, security dealers and nominees for others to obtain proxies from and send proxy material to their principals, and will reimburse such persons for their expenses in doing so. No solicitation other than by mail is contemplated, except that officers or employees of the Company may solicit their proxies from certain shareholders by telephone. To minimize the costs of this matter to the Company, the Company has agreed with the proponents of the resolution that neither party will conduct a general proxy solicitation other than distribution of this proxy statement, and collection of proxies hereunder.

     The proposal to restore full voting power will be adopted if approved by a majority of the voting of power of shares represented at the special meeting and entitled to vote thereon, provided a quorum is present. A majority of the outstanding shares of the Company's Common Stock, represented in person or by proxy, constitutes a quorum. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person and for whom it does not receive instructions from the beneficial owners, do not have the discretion to vote the beneficial owners shares with respect to the proposal. Any shares not voted for whatever reason will have no impact on the vote of the proposal, except that such shares will not be deemed present at the meeting and may affect the availability of a quorum. Shares voting to abstain will have the effect of a vote against the proposal. Inspectors elected or appointed by the Board of Directors shall count the votes and ballots. No soliciting material other than the Notice of Special Meeting, Proxy Statement and Form of Proxy are expected to be used.

     Any stockholder giving a proxy has the power to revoke it at any time prior to its exercise by giving notice to the Company in writing or in open meeting, but without affecting any vote previously taken. Shares represented by the proxy will be voted as specified unless the proxy is revoked, mutilated or received in such form or at such time as to render it not votable.

     The proposal set forth in the notice of meeting is the only matter to be acted upon at the Special Meeting. Because they are not included in the notice, other matters (other than matters relating to the conduct of the meeting) may not be considered at the Special Meeting. There are no dissenters rights of appraisal with respect to the matter being considered at the Special Meeting.

     This material is being mailed on or about October ___, 1995.

                               OUTSTANDING STOCK

     There were outstanding 1,952,330 shares of Company Common Stock at September 15, 1995, all having voting rights. Each share of outstanding capital stock is entitled to one vote. Only stockholders of record at the close of business September 15, 1995, will be entitled to vote at the Annual Meeting and any adjournments thereof.


          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of Common Stock of the Company, as of September 15, 1995, by each director, by all directors and executive officers of the Company as a group, and by each person known to the Company to beneficially own more than 5% of the Company's Common Stock. Except as otherwise indicated in the footnotes to the table, such person has sole voting and a vestment power as to the shares reported as beneficially owned.

                                          Amount and Nature of      Percent
          Name and Address                Beneficial Ownership      of Class
          ----------------                --------------------      --------
Bennie C. Burish (1)                              101,048              5.2%
Thomas J. Kuber                                     1,010               *
Edwin A. Meyer, Jr. (2)                           391,064             20.0%
Earl R. St. John, Jr. (3)                          11,000               *
Ralph D. Searles                                      800               *
Claude L. Van Hefty (4)                             2,350               *
All directors and executive officers as a         512,172             26.2%
 group (10 persons) (5)
Walter F. Adrian, Tr. UA                          112,000              5.7%
November 1, 1979  (6)
James D. Azzar (7)                                266,625             13.7%
Bomarko, Inc.
Extrusions Division, Inc.
Robert Strasburg (8)                                  500               *
------------------

* Less than 1%

(1) According to a report of Mr. Burish on Form 13G dated April 14, 1995, amounts shown do not include 11,550 shares of common stock owned by Donna
     M. Burish, Mr. Burish's wife, as to which he disclaims voting and dispositive powers. Mr. Burish's address is 352 Brown Avenue, Peshtigo, Wisconsin 54157.

(2) According to a report of Mr. Meyer on Form 13G dated April 14, 1995, amounts shown include 45,052 shares of common stock held in the Edwin August Meyer Trust; Mr. Meyer has voting power as to the shares held in the trust. Amounts shown also include 50,800 shares owned by Lorraine Meyer, 16,740 shares owned by Timothy P. Coffey, and 34,960 shares owned by Carol Coffey Sheridan, as to which Mr. Meyer has voting rights but disclaims beneficial ownership. The amounts shown do not include 8,312 shares of common stock owned by Gloria L. Meyer, Mr. Meyer's wife, as to which he disclaims voting and dispositive powers. Mr. Meyer's address is 420 Marnie Lane, Peshtigo, Wisconsin 54157.

(3) Amounts shown consist of shares of common stock held in a trust as to which Mr. St. John has sole voting and dispositive powers. Amounts shown do not include 11,000 shares of common stock held in trust for the benefit of Rosemary St. John, Mr. St. John's wife, as to which he disclaims voting and dispositive powers.

(4) Amounts shown include 2,000 shares of common stock owned by Mr. Van Hefty and Karen J. Van Hefty, his wife, as joint tenants as to which they share voting and investment powers.

(5) A director and/or an executive officer has sole voting and dispositive powers with respect to 361,120 shares; sole voting rights only with respect to 147,552 shares; and shared voting and dispositive powers with respect to 3,500 shares.

(6) According to a report of Mr. Adrian on Form 13G dated April 17, 1995, the amount does not include 26,994 shares of common stock owned by Mr. Adrian's adult son, with whom he shares a residence. The address of the Trust is c/o of Walter F. Adrian, 204 Emery Avenue South, Peshtigo, Wisconsin
     54157.

(7) According to a report of beneficial ownership on Form 13D dated March 8, 1995, James D. Azzar ("Azzar"), Bomarko, Inc. ("Bomarko") and Extrusions Division, Inc. ("EDI") constitute a "group" with respect to the acquisition of Company Common Stock. Information subsequently provided to the Company is inconsistent; however, in Azzar's letter of September 19, 1995 to the Company, Azzar, Bomarko and EDI indicated 266,625 shares are owned by that "group". The Company believes, based on earlier filings, that 266,525 shares of Company Common Stock are owned by Bomarko, and 100 are owned by EDI. Azzar is deemed to beneficially own all of such shares; Azzar is chairman of the board, chief executive officer and director of, and investor in, Bomarko, and president, sole director and sole shareholder of EDI. Azzar's address is 201 Cottage Grove, S.E., Grand Rapids, Michigan 49507. The address of Bomarko's principal office is North Oak Road, P.O. Box K, Plymouth, Indiana 46563. The address of EDI's principal office is 208 Pioneer Club Road, East Grand Rapids, Michigan 49506.

(8) Mr. Strasburg resigned as president and director effective November 15, 1994.


                        PROPOSAL TO RESTORE VOTING POWER

     Under (S) 180.1150 of the Wisconsin Business Corporation Law ("WBCL"), the voting power of shares of Company Common Stock held by any person, or group acting in concert, in excess of 20% of the aggregate of all shares eligible to vote in the election of Company directors is limited in voting on any matter to 10% of the full voting power of such excess shares, unless Company shareholders have voted to restore full voting power. Shares held or acquired under certain circumstances are excluded from the application of (S)180.1150, but such exceptions are not relevant in the matter being voted upon. If a shareholder requests, the board of directors must call a meeting of shareholders to vote to restore voting power of the shares.

     On September 12, 1995, the Company received a shareholder resolution and notice pursuant to (S)180.1150 from Azzar, Bomarko and EDI (together, the "Azzar Group"). Pursuant to the WBCL, the Azzar Group has requested that the resolution be submitted to a vote of the shareholders at the Special Meeting. Therefore, as required of it, the Board has called the Special Meeting.

     For the reasons set forth below, the Board of Directors unanimously recommends that shareholders vote AGAINST the resolution.

Azzar Group Shareholder Resolution and Notice.
---------------------------------------------

     The following shareholder resolution and notice have been delivered to the Company by the Azzar Group. As required by the WBCL, the Company is including the resolution and notice herein, in the form they were received from the Azzar
Group:


                            SHAREHOLDER RESOLUTION

          RESOLVED, that pursuant to Wis. Stat. (S) 180.1150, full voting power is hereby approved and restored to all shares of this corporation to be acquired or held by Bomarko, Inc., Extrusions Division, Inc., and James D. Azzar in excess of 20% of the voting power in the election of directors.


                         NOTICE OF PROPOSED RESOLUTION

          This Notice and the accompanying Resolution are submitted to the shareholders of Badger Paper Mills, Inc. ("BPMI") pursuant to Wis. Stat.
     (S) 180.1150 on behalf of Bomarko, Inc. ("Bomarko"), Extrusions Division, Inc. ("EDI"), and James D. Azzar (collectively referred to as the "Investors"). The Investors hereby request a shareholder vote to approve the accompanying resolution prospectively restoring full voting power in the event the Investors purchase shares of BPMI in excess of 20% of the voting power in the election of directors.

          Bomarko beneficially owns 245,964 shares of the common stock of BPMI ("BPMI Shares"). EDI beneficially owns 100 BPMI Shares. Mr. Azzar beneficially owns 246,064 BPMI Shares, or approximately 12.6 percent of the voting power in the election of directors, including shares beneficially owned by Bomarko and EDI.

          At this time, the Investors propose to acquire more than 20 percent but less than 50 percent of the total BPMI Shares outstanding.

          The Investors propose to acquire such shares with cash on hand or obtained from the sale of other investment securities, or from existing lines of credit. Purchases will be made on the open market and in privately negotiated transactions with individual shareholders of BPMI. Although the Investors have no present intention to purchase shares otherwise than as set forth above, they reserve the right to acquire shares by any lawful means.

          The Investors' purpose in acquiring such shares is to acquire a significant equity interest in the Issuer as an investment. The Investors may, from time to time, re-evaluate and change their purpose for owning such shares. The Investors have no present plans to gain control of BPMI. Accordingly, the Investors have no plans or proposals to liquidate BPMI, to sell substantially all of its assets, or merge it or exchange its shares with any other person, to change the location of its principal office or a material portion of its business activities, to change materially its management or policies of employment, to alter materially its relationship with suppliers or customers or the communities in which it operates, or make any other material change in its business, corporate structure, management or personnel. Because the Investors have no present plan to gain control of BPMI, they do not presently expect their investment in BPMI to materially affect BPMI employees. Despite the absence of a present intention to gain control of BPMI, the Investors recognize that an increase in degree of influence will result from increased stock ownership. The Investors intend to have an interest and involvement in management that exceeds that of an ordinary shareholder. The Investors may from time to time reevaluate and change their plans and intentions with respect to such shares.

     The statement provided by Azzar in support of this notice is attached as Exhibit A to this Proxy Statement. The attached statement is in the form submitted by the Azzar Group, and does not represent the views of the Board of Directors.

Board's Statement of Position.
-----------------------------

     The Board of Directors of the Company strongly and unanimously recommends that Company shareholders to vote AGAINST the proposed resolution. The Board cannot support a vague and general proposal, like that of the Azzar Group, which would allow a third party to acquire control of the Company and leave other shareholders without an effective voice in the Company and without compensation for that "control."

     Since 1929 Badger Paper Mills, Inc. has enjoyed, on an overall basis, growth and provided a substantial degree of security to its investors. The Board believes that in no small part this success has been attributable to the diversity and stability of its shareholders. The competitive business of paper neither rewards radical change nor forgives failings to predict and act upon market developments. Corporate decisions at the Company are consequently made with an appreciation of its 66 years of successful operation and with an eye towards a productive future. Those in the paper industry who respond to short-term market pressures are doomed to failure. The Company has elected instead to "weather" the short-term dips in the market putting emphasis instead upon a healthy, long-term future.

     Our shareholders, by and large, are consequently "long-haul" investors who do not buy and sell Company stock with the vagaries of the market. The typical Company shareholder has relatively modest investments and appreciates the long-term benefits that Company Common Stock offers.

     The Board of Directors feels strongly that the concentration of voting power in the hands of a few, or a single, shareholder would be potentially damaging to the manner in which the Company does business and contrary to the interests of our diverse shareholders. In recent years, that ownership had become less concentrated. Presently, no single shareholder owns in excess of 20 percent. Diverse ownership protects small shareholders from the capriciousness of a single shareholder who wields a substantial or controlling vote, and also helps foster an active market in Company Common Stock.

     Such a large shareholder with a controlling interest in the Company could press unforeseen changes upon the Company's market philosophy or forestall necessary improvements for the future of the Company. We do not know with any specificity or certainty the Azzar Group's intentions for the Company, its business, its shareholders or its employees, for either the present or the future. Most importantly, it is unclear whether the Azzar Group, or any single large shareholder (especially one like Bomarko, which is a competitor, and a potential customer, of the Company) can place the interests of the long-term success of the corporation before their short-term interests. Whatever the Azzar Group's intentions are, they may change at any time. The Board feels that this should concern you, the shareholder, because such a large shareholder could effectively control the Company and you, without purchasing your shares or giving you any opportunity to vote on that change, other than this vote.

     To protect small shareholders, the Wisconsin State Legislature has passed legislation which limits the voting rights of a single shareholder who owns more than 20 percent of its shares under the belief that the shareholders of a corporation should have a choice as to whether they want such a large investor to wield such control. (The Azzar Group was aware of that limitation, or at least should have been, when it began purchasing shares.) The Board of Directors believes that the legislature has prudently given this choice to Wisconsin shareholders and does not believe that it is in the best interest of Company shareholders to give effective control of the Company to one person or group.

     This is especially true in a situation in which the Azzar Group does not appear to intend to offer to deal equally with all shareholders. The Azzar Group indicates that it intends to acquire not more than 50% of the Company. That means it would acquire control of the Company without buying half, or more, of the Company's shares. The Board cannot support any proposal in which holders of more than half of the Company's stock would not benefit from a purchase of control. If control changes, all shareholders must be treated equally.

     Presently small shareholders do have a voice in the operation and management of Badger Paper Mills; a "for" vote would mute this voice. It is therefore the position of the Board that the accumulation of voting rights in excess of 20 percent by any one person to be contrary to the best interests of Badger Paper Mills, Inc. and its shareholders. Please vote "AGAINST" this proposal.

                     SUBMISSION OF STOCKHOLDERS' PROPOSALS

     Any stockholder entitled to submit proposals to be considered at the next annual meeting of stockholders shall be a record or beneficial owner of at least 1% or $1,000 in market value of the Company's common stock at the time the proposal is submitted, shall have held said stock for at least one year, and shall continue to own said stock through the date on which the annual meeting is held. Properly submitted proposals to be presented in the Company's Proxy Statement for such meeting must be delivered in writing to the Corporate Secretary, Badger Paper Mills, Inc., 200 West Front Street, Peshtigo, Wisconsin 54157, no later than December 1, 1995.


                                 OTHER MATTERS

     The management is not aware of any other matters which may be presented at the Special Meeting, other than the proposal described herein. As no other matters are specifically included in the notice of meeting, it is not expected that any action, other than adjournment, will be in order at the meeting. If other matters do properly come before the meeting, it is intended that the proxy holders will vote in respect thereof in accordance with their judgment in the interest of the Company, and in accordance with the Company's by-laws.

                              BY ORDER OF THE BOARD OF DIRECTORS



                              Miles L. Kresl, Jr.
                              Corporate Secretary


____________ ___, 1995

                                                                       EXHIBIT A
                                JAMES D. AZZAR
                            201 Cottage Grove, S.A.
                         Grand Rapids, Michigan  49507
                                (616) 247-3611

                              September 19, 1995
Shareholders of
Badger Paper Mills, Inc.

Dear Fellow Shareholder,

   I, like you, have invested in shares of Badger Paper Mills, Inc.

   In recent years I, and two companies I own, have purchased Badger shares in the public market. These shares were sold by willing sellers. When I bought a single large block of shares which came on the market earlier this year, I became an owner of over 10% of Badger's shares. Since then I have continued to purchase shares in the public markets, in occasional transactions. I am presently the beneficial owner of 266,625 shares, or about 13 1/2% of Badger's stock.

   I have no specific present intention to acquire any particular number of shares. Each of my purchases of shares has been and will be based on an evaluation of Badger's business and prospects, future developments and the availability of shares.

   I have stated in filings with the Securities and Exchange Commission, and state to you, that my purpose in acquiring Badger shares has been to acquire a significant equity interest in Badger as an investment, and that I have no current plans which would result in any merger, reorganization, liquidation or extraordinary corporate transaction involving Badger, a sale or transfer of any of its material assets, any change in its present Board of Directors or management, any change in present capitalization, dividend policy business or corporate structure of Badger, or any discontinuation of its SEC registration or NASDAQ listing. Indeed, my ability to do many of these things is already pretty well limited by the company's Articles of Incorporation and various Wisconsin laws.

   The State of Wisconsin has a law that says that if I buy more than 20% of Badger's shares without your permission, I can't vote those shares (actually, I lose 90% of my voting rights on those shares). The right to vote in elections of directors and on proposals for fundamental corporate transactions is, I believe, the most significant right a shareholder has. It is this voting right which provides all shareholders, not just me, with some ability to assure that management is responsive to the interests of shareholders, and that management manages the company for the purpose of providing value to shareholders. I have relatively little interest in continuing to buy shares if I am faced with a limit on the number of shares that I can own, or a limit on the voting power available to me to protect and promote the rights and interests of shareholders generally, and myself specifically.

   I am asking you to VOTE FOR a proposal which would extend the same voting rights you have on your shares if I buy over 20%. If you vote against the proposal you are, in my opinion, voting that you and the other shareholders should not have the opportunity to sell their shares to me if they wish to do so.

   I am advised that management will recommend that you vote against this proposal. I can understand why management might prefer that a shareholder who is not in the inside management group not have significant voting power. However, ask yourself whether it is in YOUR BEST INTEREST to limit the right of a shareholder to vote and to limit the ability of yourself and other shareholders to sell their shares.

   Please VOTE FOR this proposal.

                                 Sincerely,

                                 James D. Azzar

BADGER PAPER MILLS, INC.            PROXY          THIS PROXY IS SOLICITED ON
Peshtigo, Wisconsin 54147                          BEHALF OF THE BOARD OF
                                                   DIRECTORS; THE BOARD OF
                                                   DIRECTORS RECOMMENDS A
                                                   VOTE AGAINST THE PROPOSAL.

The undersigned hereby appoints Edwin A. Meyer, Jr. and Bennie C. Burish, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of common stock of Badger Paper Mills, Inc., held on record by the undersigned on September 15, 1995, at the special meeting of stockholders to be held October 24, 1995 or any adjournment thereof.

1. Proposal to prospectively restore full voting power to shares of Badger Common Stock proposed to be acquired by James W. Azzar, Bomarko, Inc. and/or Extrusions Division, Inc.

             [_]   AGAINST           [_]   FOR           [_]   ABSTAIN

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.


THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED AGAINST THE PROPOSAL IN ITEM 1.

       Please sign exactly as name appears below.  When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                    [_]  Please check here if you plan to attend
                                         the special meeting in person.




Dated
      ----------------------- ,1995        -------------------------------------
                                                                      Signature


-------------------------------------
Please mark, sign, date, and promptly      -------------------------------------
return the proxy card, using the                      Signature, if held jointly
enclosed envelope.
-------------------------------------